CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 22, 2010, relating to the financial statements and financial highlights which appears in the December 31, 2009 Annual Report to Shareholders of TimesSquare Small Cap Growth Fund, TimesSquare Mid Cap Growth Fund, Skyline Special Equities Portfolio, and Renaissance Large Cap Growth Fund (four of the series constituting Managers AMG Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, “Disclosure of Portfolio Holdings” and “Financial Statements” in such Registration Statement.

Philadelphia, Pennsylvania

April 30, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 25, 2010, relating to the financial statements and financial highlights which appears in the December 31, 2009 Annual Report to Shareholders of GW&K Municipal Bond Fund, GW&K Small-Cap Equity Fund, and GW&K Municipal Enhanced Yield Fund (three of the series constituting Managers AMG Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, “Disclosure of Portfolio Holdings” and “Financial Statements” in such Registration Statement.

Philadelphia, Pennsylvania

April 30, 2010